Exhibit 99.1

    CITIZENS SOUTH BANKING CORPORATION ANNOUNCES AN 18.2% INCREASE IN SECOND
                     QUARTER NET OPERATING INCOME PER SHARE

    GASTONIA, N.C., July 18 /PRNewswire-FirstCall/ -- Citizens South Banking Corporation (Nasdaq: CSBC), the holding company for Citizens South Bank, announced earnings for the quarter ended June 30, 2005, of $901,000, or $0.13 per diluted share, compared to $948,000, or $0.12 per diluted share, for the quarter ended June 30, 2004. This represents an 8.3% increase in earnings per diluted share from the second quarter of 2004. Net operating income also amounted to $904,000, or $0.13 per diluted share, for the quarter ended June 30, 2005, compared to $838,000, or $0.11 per diluted share, for the quarter ended June 30, 2004, representing an 18.2% increase in operating income for the quarter. Net income for the six months ended June 30, 2005, was $1.8 million, or $0.25 per diluted share, compared to $1.9 million, or $0.24 per diluted share, for the six months ended June 30, 2004. Net operating income amounted to $1.8 million, or $0.25 per diluted share, for the period ended June 30, 2005, compared to $1.6 million, or $0.20 per diluted share, for the comparable period in 2004. This represents an increase of $0.05 per diluted share, or 25.0%, in net operating income from the first half of 2004 compared to the first half of 2005.

    Net interest income increased by $581,000, or 18.9%, during the second quarter of 2005 compared to the second quarter of 2004 as a result of margin expansion, loan growth, and a change in asset mix. Net interest margin increased from 2.78% during the second quarter of 2004, to 3.23% during the second quarter of 2005, an increase of 46 basis points. Also, outstanding loans increased from $300.2 million at June 30, 2004, to $327.9 million at June 30, 2005, an increase of $27.7 million, or 9.3%.

    The Company's credit quality continues to compare favorably with industry peers. Nonperforming assets totaled $1.7 million, or 0.34% of total assets, at June 30, 2005, compared to $1.0 million, or 0.20% of total assets, at June 30, 2004. Management remains focused on continuing a high level of loan quality while pursuing additional loan growth.

    Demand deposits increased by $2.2 million, or 8.4% annualized, to $54.9 million at June 30, 2005, from $52.7 million at December 31, 2004, as a result of a continued focus on growing our lower-cost deposit products. Total deposits decreased by $2.4 million, or 1.3% annualized, primarily due to aggressive time deposit pricing competition in the Company's local markets.

    Non-interest income decreased to $1.1 million for the quarter ended June 30, 2005, from $1.2 million for the quarter ended June 30, 2004. Excluding gains on sale of assets and fair value adjustments, noninterest income remained flat at $1.0 million. The Company experienced an increase in fees generated from deposits, dividends on FHLB stock, and commissions from the sale of financial products. However, these increases were offset by a reduction in fee income from mortgage banking and other sources of noninterest income.

    Non-interest expense increased to $3.4 million for the quarter ended June 30, 2005, from $2.9 million for the quarter ended June 30, 2004. Excluding losses on sale of assets and fair value adjustments, noninterest expense increased to $3.3 million for the second quarter of 2005. These increases were largely due to additional commercial loan staffing, including an additional loan production office, increased regulatory expenses, and upgraded technological and physical investments.

    Kim S. Price, President and CEO, commented, "Margin expansion, commercial loan growth and capital management are the primary drivers of our improved earnings. Our team continues to be effective in expanding our community banking franchise by delivering quality financial products and service throughout a broader geographic base. This, coupled with our changing balance sheet mix and reduced share count, are delivering earnings per share growth."

    Citizens South Bank, headquartered in Gastonia, North Carolina, was founded in 1904. The Bank had approximately $515 million in assets at June 30, 2005, and operates eleven full-service offices located in three North Carolina counties -- Gaston, Rowan, and Iredell -- and a loan production office in Mecklenburg County, North Carolina.

    Please see the tables that follow for a calculation of the Company's net operating income.

    This news release contains certain forward-looking statements, which are subject to risks and uncertainties. A number of factors could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. The Company's reports filed from time to time with the Securities and Exchange Commission, including the Company's Form 10-K for the year ended December 31, 2004, describe some of these factors. Forward-looking statements speak only as of the date they are made and the Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date of the forward-looking statements or to reflect the occurrence of unanticipated events.

Citizens South Banking Corporation
Selected Financial Information
(dollars in thousands, except per share data)

                                                    Quarter         Quarter       Six Months       Six Months
                                                     ended           ended           ended           ended
                                                    June 30,        June 30,        June 30,        June 30,
                                                      2005            2004            2005            2004
                                                 -------------   -------------   -------------   -------------
Reconciliation of GAAP to non-GAAP Measures:
Net income, as reported (GAAP)                   $         901   $         948   $       1,803   $       1,909
Non-operating items:
   Gain on sale of assets, net                               5            (180)            (63)           (470)
   Loss on early extinguishment
    of debt                                                  0               0               0               0
   Related income taxes (39%)                               (2)             70              25             184
Net Operating Income                             $         904   $         838   $       1,765   $       1,623
   Add: Amortization of
    intangible assets                                       84             107             171             221
   Related income taxes (39%)                              (33)            (42)            (67)            (86)
Net Cash Operating Income                        $         955   $         904   $       1,869   $       1,758

Per Share Data:
Average common shares
 outstanding, basic                                  6,969,151       7,780,751       7,026,493       8,024,668
Basic net income - GAAP                          $        0.13   $        0.12   $        0.26   $        0.24
Basic net income - Operating                              0.13            0.11            0.25            0.20
Basic net income - Cash                                   0.14            0.12            0.27            0.22

Average common shares
 outstanding, diluted                                7,029,230       7,891,635       7,115,649       8,117,736
Diluted net income - GAAP                        $        0.13   $        0.12   $        0.25   $        0.24
Diluted net income - Operating                            0.13            0.11            0.25            0.20
Diluted net income - Cash                                 0.14            0.11            0.26            0.22

Cash dividends declared                          $        0.07   $       0.065   $        0.14   $        0.13
Period-end book value                                     9.76            9.54            9.76            9.54

Financial Ratios:
Return on average
 stockholders' equity - GAAP                              5.16%           4.73%           5.12%           4.62%
Return on average
 stockholders' equity - Operating                         5.18            4.18            5.01            3.93
Return on average
 stockholders' equity - Cash                              5.47            4.50            5.31            4.25

Return on average assets - GAAP                           0.71%           0.76%           0.71%           0.78%
Return on average assets
 - Operating                                              0.71            0.67            0.70            0.66
Return on average assets - Cash                           0.75            0.73            0.74            0.72

Efficiency ratio - GAAP                                  70.57%          67.36%          70.02%          68.52%
Efficiency ratio - Operating                             70.44           70.34           70.25           72.34
Efficiency ratio - Cash                                  68.68           67.78           68.42           69.71

Net interest margin                                       3.23%           2.78%           3.26%           2.91%
Average equity to average assets                         13.68           16.13           13.92           16.87

Asset Quality Data:
Allowance for loan losses                        $       3,271   $       2,902   $       3,271   $       2,902
Nonperforming loans                                      1,413             928           1,413             928
Nonperforming assets                                     1,745           1,007           1,745           1,007
Net charge-offs (recoveries)                                33             126              33             126
Allowance for loan losses
 to total loans                                           0.99%           0.97%           0.99%           0.97%
Nonperforming loans to
 total loans                                              0.43            0.31            0.43            0.31
Nonperforming assets to
 total assets                                             0.34            0.20            0.34            0.20

Average Balances:
Total assets                                     $     511,701   $     498,562   $     509,834   $     494,018
Loans receivable, net of
 unearned income                                       329,259         293,802         326,033         297,139
Interest-earning assets                                454,617         445,970         450,809         442,180
Deposits                                               372,947         362,858         372,020         351,886
Interest-bearing liabilities                           412,648         395,593         410,067         389,278
Stockholders' equity                                    69,996          80,401          70,965          83,326

At Period End:
Total assets                                     $     514,894   $     500,586   $     514,894   $     500,586
Loans receivable, net                                  327,927         300,247         327,927         300,247
Interest-earning assets                                455,644         447,457         455,644         447,457
Deposits                                               372,385         370,700         372,385         370,700
Interest-bearing liabilities                           417,636         401,867         417,636         401,867
Stockholders' equity                                    70,877          71,727          70,877          71,727

Citizens South Banking Corporation
Consolidated Statements of Financial Condition
(dollars in thousands)

                                                      June 30,     December 31,
                                                        2005           2004
                                                    ------------   ------------
                                                     (unaudited)
  ASSETS

Cash and due from banks                             $      8,330   $      5,800
Interest-earning bank balances                            16,788          5,790
   Cash and cash equivalents                              25,118         11,590
Investment securities available-for-sale,
 at fair value                                            43,735         52,407
Mortgage-backed securities available-for-sale,
 at fair value                                            68,637         81,169
Loans receivable, net unearned income                    331,198        317,156
Allowance for loan losses                                 (3,271)        (3,029)
   Loans receivable, net                                 327,927        314,127
Real estate acquired through foreclosure, net                332            806
Accrued interest receivable                                1,678          1,662
Premises and equipment, net                               16,927         17,363
Federal Home Loan Bank stock, at cost                      3,917          3,461
Bank owned life insurance                                 13,182         12,885
Intangible assets                                          7,388          7,560
Other assets                                               6,053          5,931

   Total assets                                     $    514,894   $    508,961

  LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
Demand deposit accounts                             $     54,895   $     52,684
Money market deposit accounts                             72,474         77,924
Savings accounts                                          26,382         29,174
Time deposits                                            218,634        214,962
   Total deposits                                        372,385        374,744
Borrowed money                                            65,616         55,772
Deferred compensation                                      3,581          5,850
Other liabilities                                          2,435            201
   Total liabilities                                     444,017        436,567

Stockholders' Equity:
Common stock issued and outstanding, $0.01 par
 value, 20,000,000 shares authorized, 9,062,727
 issued and outstanding in 2005 and 2004                      91             91
Additional paid-in-capital                                68,381         68,381
Unallocated common stock held by Employee
 Stock Ownership Plan                                     (1,704)        (1,796)
Unearned compensation related to Recognition
 and Retention Plan                                       (1,559)        (1,699)
Retained earnings, substantially restricted               30,592         29,766
Accumulated unrealized gain on securities
 available-for-sale, net of tax                             (587)          (419)
Treasury stock of 1,798,212 shares at
 June 30, 2005, and 1,630,683 shares at
 December 31, 2004                                       (24,337)       (21,930)
Total stockholders' equity                                70,877         72,394

Total liabilities and stockholders' equity          $    514,894   $    508,961

Citizens South Banking Corporation
Consolidated Statements of Operations (unaudited)
(in thousands, except per share data)

                                                          Three Months                     Six Months
                                                          Ended June 30,                 Ended June 30,
                                                 -----------------------------   -----------------------------
                                                      2005            2004            2005            2004
                                                 -------------   -------------   -------------   -------------
Interest income
Loans                                            $       4,960   $       3,836   $       9,592   $       7,722
Investment securities                                      373             472             770             957
Interest-bearing deposits                                  119              46             154              66
Mortgage-backed and related
 securities                                                676             641           1,413           1,419
   Total interest income                                 6,128           4,995          11,929          10,164

Interest Expense
Deposits                                                 1,945           1,461           3,642           2,887
Borrowed funds                                             518             450             993             895
   Total interest expense                                2,463           1,911           4,635           3,782

Net interest income                                      3,665           3,084           7,294           6,382
Provision for loan losses                                  120              30             270              60
   Net interest income after
    provision for loan losses                            3,545           3,054           7,024           6,322

Noninterest Income
Fee income on deposit accounts                             611             553           1,155           1,183
Fee income on mortgage banking
 and lending activities                                    127             185             240             279
Dividends on FHLB stock                                     42              22              78              46
Gain on sale of assets                                       7             180             138             470
Fair value adjustment on deferred
 compensation assets                                        78             (37)             31              35
Other noninterest income                                   261             262             533             498
   Total noninterest income                              1,126           1,165           2,175           2,511

Noninterest Expense
Compensation and benefits                                1,670           1,539           3,266           3,096
Vesting expense for Recognition
 and Retention Plan                                         70              81             140             267
Fair value adjustment on deferred
 compensation assets                                        78             (37)             31              35
Occupancy and equipment expense                            496             400             981             782
Professional services                                      160             125             310             236
Amortization of intangible assets                           84             104             171             221
Loss on sale of assets                                      11               0              75               0
Other noninterest expenses                                 812             650           1,656           1,456
   Total noninterest expense                             3,381           2,862           6,630           6,093

Income before income taxes                               1,290           1,357           2,569           2,740

Provision for income taxes                                 389             409             766             831

Net income                                       $         901   $         948   $       1,803   $       1,909

Basic earnings per share                         $        0.13   $        0.12   $        0.26   $        0.24
Diluted earnings per share                       $        0.13   $        0.12   $        0.25   $        0.24

Basic average common shares
 outstanding                                         6,969,151       7,780,751       7,026,493       8,024,668
Diluted average common shares
 outstanding                                         7,029,230       7,891,635       7,115,649       8,117,736

SOURCE  Citizens South Banking Corporation
    -0-                             07/18/2005
    /CONTACT: Gary F. Hoskins, CFO of Citizens South Banking Corporation, +1-704-884-2263, or gary.hoskins@citizenssouth.com/
    /Web site:  http://www.citizenssouth.com/